UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _____________

FORM 8-K

 _____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2002

TEDA TRAVEL INCORPORATED

(Exact Name of Registrant Specified in Charter)

Florida

000-29077

65-0963971

(State or Other Jurisdiction

(Commission File

(I.R.S. Employer

of Incorporation)

Number)

Identification No.)

Suite 1801, Chinachem Johnston Plaza

178 Johnston Road, Wanchai Hong Kong

(Address of Principal Executive Offices)(Zip Code)

N/A

(Former name or former address, if changed since last report)

Registrant’s Telephone Number, Including International Code and Area Code:

(011)(852) 2833-2186

Item 5.     Other Events and Regulation FD Disclosure.

On January 6, 2002, Teda Travel Incorporated (the “Company”) acquired a 35% interest (“Interest”) in a real estate joint venture by the name of Tianjin Yide Real Estate Company Limited (the “Real Estate Joint Venture”). The Company’s co-venturer is a real estate developer by the name of Tianjin Teda International Hotels Development Company Limited, a corporation owned by the Tianjin provincial government and formed under the laws of the People’s Republic of China. Through its Interest in the Real Estate Joint Venture, the Company owns a multi-use complex featuring apartment units for sale, as well as a hotel and clubhouse.  For more information about the Company’s Real Estate Joint Venture,  please see Item 2, “Properties,” in the Company’s Annual Report on Form 10-KSB, as filed with the United States Securities and Exchange Commission (“SEC”) on April 15, 2003, as well as the Company’s subsequent Quarterly Reports on Form 10-QSB as filed with the SEC.

The purpose of this Current Report on Form 8-K is to provide audited financial statements for the Real Estate Joint Venture as required by Item 310(c)(1) of Regulation S-B.  Because the Company acquired its Interest in the Real Estate Joint Venture in January 2002, the Company is filing as Exhibit 99.1 to this Form 8-K audited financial statements for the Real Estate Joint Venture for the period from March 3, 2000 (the date of inception) to December 31, 2000, and for the year ended December 31, 2001.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Not applicable

(b)   Not applicable

(c)   Exhibits

Exhibit No.

Description

99.1

Tianjin Yide Real Estate Company Limited Report and Financial Statements for the Period from March 3, 2000 (Inception) to December 31, 2000 and for the Year Ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL INCORPORATED

Date: August 19, 2003

By:  /s/ GODFREY HUI CHIN TONG

Godfrey Hui Chin Tong,

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Tianjin Yide Real Estate Company Limited Report and Financial Statements for the Period from March 3, 2000 (Inception) to December 31, 2000 and for the Year Ended December 31, 2001.

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